UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014 (February 19, 2014)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2014, the Board of Directors (“Board”) of CIT Group Inc. (the “Company”) appointed Sheila A. Stamps as a member of the Company’s Board, effective February 19, 2014. The Board also appointed Ms. Stamps to the Risk Management and Regulatory Compliance Committees of the Board, effective February 19, 2014. Ms. Stamps is an independent director under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines. A press release announcing the election of Ms. Stamps is attached as Exhibit 99.1.

Sheila A. Stamps, age 56, served as Executive Vice President of Corporate Strategy and Investor Relations at Dreambuilder Investments, LLC, a private mortgage investment company, from 2011 to 2012. Prior to Dreambuilder Investments, Ms. Stamps served as Director of Pension Investments and Cash Management at the New York State Common Retirement Fund from 2008 to 2011, was a Fellow at the Weatherhead Center for International Affairs at Harvard University from 2004 to 2005, and served as Managing Director and Head of Relationship Management, Financial Institutions at FleetBoston Financial, which was acquired by Bank of America Corporation, from 2003 to 2004. Prior to 2003, she held a number of executive positions with Bank One Corporation and First Chicago Corporation from 1982 to 2003, including Managing Director and Head of European Asset-Backed Securitization from 1997 to 2003 and Managing Director and Senior Originator of Asset-Backed Securitization from 1990 to 1997. Ms. Stamps is a member of the Board of Directors of IES Abroad. Ms. Stamps holds a Bachelor of Science degree in Management Sciences from the Duke University and a Master of Business Administration in Finance from the University of Chicago. Ms. Stamps provides the Board with in-depth knowledge of middle market commercial banking and capital markets in both the U.S. and European markets, experience as a senior financial executive with strategy, risk, and business development expertise, and experience from an investor relations perspective and serving as a fiduciary in a complex financial environment.

In connection with her appointment to the Board, Ms. Stamps will receive a one-time equity-based grant of $100,000 in the form of restricted stock units, as provided in the Company’s existing compensation plan for non-management directors. Under the existing plan, Ms. Stamps will also receive an annual retainer of $60,000 (payable as cash or restricted stock units, at the election of the director) and restricted stock units valued at $95,000.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by CIT Group Inc. on January 21, 2014 reporting the election of Sheila Samples to the Board of Directors.

Forward-Looking Statements

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Scott T. Parker

Scott T. Parker
Executive Vice President & Chief Financial Officer

Dated: February 19, 2014